EXHIBIT 10.6

                                LICENSE AGREEMENT

     This Agreement is made as of the 15 day of January 2002, between The RiceX
                                      --
Company, a Delaware corporation located at 1241 Hawk's Flight Court, El Dorado Hills, California 95762 (hereinafter called "Licensor"), and NutraStar Technologies Incorporated, a Nevada corporation located at 1261 Hawk's Flight Court, El Dorado Hills, California 95762 (hereinafter called "Licensee").

                                    RECITALS

     A. Licensor and Licensee are parties to an exclusive distribution agreement (the "Distribution Agreement") dated as of December 12, 2001 and agree that this license agreement (the "License Agreement") is entered into pursuant to the Distribution Agreement and that the terms of the Distribution Agreement are hereby incorporated by reference into this License Agreement.

     B. Licensor is the owner of the trademarks as defined below and has the exclusive right to license such trademarks.

     C. Licensor is the owner of the patents as defined below and has the exclusive right to license such patents.

     D. Both parties desire that Licensor grant and Licensee acquire a license in, to and under Licensor's right, title and interest in and to such trademarks and patents upon the following terms and conditions, which terms and conditions shall govern the use by Licensee of such trademarks and patents.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and undertakings stated in the Distribution Agreement and hereinafter set forth, and the payment to Licensor of the royalties, fees, or other payments set forth in the Distribution Agreement and other good and valuable consideration the sufficiency of which the parties acknowledge, it is agreed between the parties as follows:

1.  Definitions.  Capitalized terms shall have the meaning set forth below.
    -----------

1.1     Combined Products.  The term "Combined Products" shall mean any
        ------------------
material, composition, ingredient, or product that is the result of Licensee adding to, combining, changing, modifying or otherwise utilizing any of the Products (with the exception of the sale, offer for sale, marketing, or distribution of the Products by themselves) with Licensee's own materials, compositions, ingredients, or other products.

1.2     Confidential Information.  The term "Confidential Information" shall
        ------------------------
mean any and all proprietary or confidential information of Licensor or Licensee which may be exchanged between the parties at any time and from time to time during the term of this License Agreement or the Distribution Agreement and


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which the parties have either marked as "Confidential" or conveyed under the express understanding that such information is confidential. Information shall not be considered confidential to the extent that it:

a. Is publicly disclosed through no fault of any party hereto, either before or after it becomes known to the receiving party; or

b. Was known to the receiving party prior to the Effective Date set forth in the Distribution Agreement, which knowledge was acquired independently and not from the disclosing party (or such party's employees), to the extent that the receiving party can show documentary evidence of such knowledge; or

c. Is subsequently disclosed to the receiving party in good faith by a third party who has a right to make such disclosure; or

d.      Has been published by a third party as a matter of right.

1.3     Field.  The term "Field" shall mean the nutraceutical and human market.
        -----

1.4     Intellectual Property.  The term "Intellectual Property" shall mean the
        ---------------------
Trademarks, Patents, Patent Rights, and Inventions collectively.

1.5     Inventions  The term "Inventions" shall mean all proprietary technical
        ----------
information, software, trade secrets, developments, discoveries, know-how, methods, techniques, formulae, processes and other proprietary ideas, whether or not patentable or copyrightable, that are conceived of, discovered, developed or reduced to practice, in whole or in part, by or for Licensor related to the Products or Combined Products.

1.6     Patents.  The term "Patents" shall mean the patents identified in
        -------
Exhibit A attached hereto and as set forth in Section 4(d) of the Distribution Agreement.

1.7     Patent Rights.  The term "Patent Rights" shall mean all of Licensor's
        -------------
rights, title and interest arising out of or resulting from (i) any and all U.S. and foreign patent applications and patents covering the Inventions, (ii) the patents and patent applications listed on Exhibit A attached hereto, (iii) all claims of continuations-in-part directed solely to subject matter specifically described in the Inventions, and (iv) divisionals, continuations, reissues, reexaminations, renewals and extensions of any patent or application set forth in (i)-(iii) above, so long as said patents have not been held invalid and/or unenforceable by a court of competent jurisdiction from which there is no appeal or, if appealable, from which no appeal has been taken. Exhibit A shall be amended promptly by mutual agreement of the parties as any additional Patent Rights arise.

1.8     Products.  For purposes of this License Agreement, the term "Products"
        --------
shall collectively mean rice soluble and rice bran fiber concentrate, the "Products" pursuant to the Distribution Agreement, and all forms of the stabilized rice bran referred to in Section 2(a) and Exhibit A-1 of the Distribution Agreement.


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
1.9     Term.  The "Term" of this License Agreement and the licenses granted
        ----
hereunder shall be for the same period as the term of the Distribution
Agreement.

1.10    Territory.  As set forth in Section 6 of the Distribution Agreement,
        ----------
the term "Territory" shall mean the United States of America and all of its territories and any additional countries or regions of countries that the parties mutually agree upon in writing.

1.11    Trademarks.  As set forth in Section 4(c) of the Distribution
        ----------
Agreement, the term "Trademarks" shall mean the "MIRACHOL(R) ," "MAXE(R) ," and "RICEX(R) " trademarks collectively.

2.      Trademark License Grant. Licensor hereby grants and agrees to grant to
        -----------------------
Licensee, (i) the exclusive license, including the right to sublicense pursuant to the terms of Section 4.2 hereof, in the Territory to use the trademarks "MIRACHOL(R)" and "MAXE(R)" in the Territory and (ii) the non-exclusive license to use the "RICEX(R)" trademark in the Field during the Term. Licensee agrees that the Trademarks shall be used and displayed only in such form and manner as shall be specifically approved by Licensor.

3.      Patent License Grant.  Licensor hereby grants and agrees to grant to
        --------------------
Licensee the exclusive license, including the right to sublicense pursuant to the terms of Section 4.3 hereof, in the Territory and in the Field, in, to and under all of Licensor's right, title and interest to and under the Patents and Patent Rights, to import, to use, to offer for sale, and to sell, modify, have modified, market, and distribute directly or indirectly and through multiple channels of distribution, the Products and Combined Products and to have those rights exercised on its behalf, during the Term and subject to the provisions of this License Agreement.

4.      License Terms and Conditions.
        ----------------------------

4.1     Display of the Trademarks.  Licensee is hereby required to imprint the
        -------------------------
RICEX trademark brand on all Products or Combined Products sold by Licensee pursuant to the Distribution Agreement. In addition, wherever and whenever possible and applicable, Licensee is hereby required to affix the MIRACHOL and MAXE trademarks on Products or Combined Products. Licensee is hereby required to imprint the applicable Trademarks to or on packaging, advertising, promotional, and all other materials sold, used, or distributed in connection with the Products or Combined Products. Licensee hereby agrees to limit its use of the Trademarks to the Territory and to the Products or Combined Products, packaging, advertising, promotional, and other materials related thereto, all in accordance with the foregoing and according to quality standards approved by Licensor as set forth in Section 4.7 hereof.

4.2     Sublicense of Trademarks.  Licensee's rights and obligations with
        ------------------------
respect to the Trademarks under this Agreement may not be sublicensed by Licensee without the prior written consent of Licensor, which consent shall not


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
be unreasonably withheld. Upon prior written consent of Licensor, Licensee may grant a sublicense only for the performance of any acts to be performed by Licensee that are contemplated under this Agreement. Any such sublicense shall be subject to comparable applicable restrictions, exceptions, quality control, termination, confidentiality, and other provisions contained in this License Agreement, and provided further, that Licensee shall remain secondarily liable to Licensor for the fulfillment of all of Licensee's obligations under this License Agreement.

4.3     Sublicense of Patents.  In the event Licensor is unable to provide
        ----------------------
Licensee with the quantity of Products required by Licensee pursuant to the Distribution Agreement and Licensor cannot cure such deficiency within sixty
(60) days notice of such deficiency from Licensee at any time during this License Agreement, Licensor hereby grants to Licensee the right to grant a sublicense in and to the Patents, Patent Rights, and Inventions to make or have Products made until such time as the deficiency is cured by Licensor. Any such sublicense shall be subject to comparable applicable restrictions, exceptions, quality control, termination, confidentiality, and other provisions contained in this License Agreement, and provided further, that Licensee shall remain secondarily liable to Licensor for the fulfillment of all of Licensee's obligations under this License Agreement.

4.4     Title.  All rights in the Intellectual Property other than those
        -----
specifically granted herein are reserved to Licensor for its own use and benefit. Licensee acknowledges that it shall not acquire any rights of whatsoever nature in the Intellectual Property as a result of Licensee's use thereof, and that all use of the Intellectual Property by Licensee shall inure to the benefit of Licensor. Licensor agrees that it shall not, directly or indirectly, during the term of this License Agreement or thereafter, attack the ownership by Licensor of the Intellectual Property or the validity thereof or attack the validity of the license herein granted to it. Licensee recognizes that the Products are not sold but, rather licensed, by Licensor to Licensee and that the price indicated for the Products in the Distribution Agreement is a license fee and not a purchase price. All right, title, and interest in and to the Products and other intellectual property rights related thereto at all times remain the sole and exclusive property of Licensor. Any modifications, updates, improvements, or adaptations to the Intellectual Property, no matter by whom made or paid for, shall remain the property of Licensor. Upon Licensor's request, Licensee shall promptly execute any documents deemed necessary or appropriate by Licensor to confirm said ownership of such modifications, updates, improvements, or adaptations to the Intellectual Property in Licensor. Licensee shall not use or authorize the use of the Intellectual Property in any manner other than as specifically permitted under this License Agreement.

4.5     Unauthorized Use.  The license granted herein is granted solely to
        ----------------
Licensee and is not, by implication or otherwise, granted to any partner, subsidiary, affiliate, or sublicensee (except as otherwise set forth herein) of Licensee. Licensee shall not copy, distribute, reproduce, use, or allow access to the Intellectual Property except as explicitly permitted under this License Agreement and will not modify, adapt, prepare derivative works from, decompile, reverse engineer, disassemble or otherwise attempt to use the Intellectual Property in any manner not specifically authorized hereunder.


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
4.6     Licensee's Diligence.  Licensee hereby acknowledges that Licensee shall
        --------------------
use it's best efforts to develop and manufacture the Products and Combined Products and that Licensee shall use it's best efforts to sell, offer for sale, distribute, import, market, advertise, and otherwise exploit the Products and Combined Products. In addition, Licensee hereby acknowledges that it shall not at any time during the Term of this License Agreement sell, offer for sale, distribute, import, market, advertise, or otherwise exploit any material or product that competes, either directly or indirectly, with any Products or Combined Products hereunder. At anytime during the Term, in the event that Licensee fails to perform its obligations under this Section 4.6 in the sole discretion of Licensor for a period of ninety (90) consecutive days, Licensor shall have the right to terminate this License Agreement with immediate effect upon written notice to Licensee.

4.7     Quality Control.  Licensor or its representatives shall have the right,
        ---------------
at all reasonable times, to inspect the Combined Products and any marketing, advertising, packaging, or other materials related thereto (collectively the "Goods"). Licensee agrees to establish quality standards and shall submit such standards to Licensor for Licensor's approval. Licensee agrees to: comply with those quality standards approved by Licensor and maintain a level of quality in the Goods so that such Goods as of the date of sale or other distribution shall be of good and merchantable quality and fit for the purpose for which the Goods are sold or otherwise distributed and will meet all applicable federal, state, local, and international laws, rules and regulations; to remedy such quality deficiencies as Licensor or its representatives may find and bring to Licensee's attention; and upon request by Licensor, to provide samples of the Trademarks in use to assist Licensor in maintaining quality control. If Licensor reasonable determines that such Goods are not of the level of quality required by this License Agreement, Licensee shall make such modifications to the use of the Intellectual Property as reasonably requested by Licensor. In the event that Licensee fails to make such modifications for a period of sixty (60) days, Licensor may terminate this License Agreement pursuant to Section 9.2 hereof.

4.8     Foreign Registration.  Licensee agrees to register this License
        --------------------
Agreement with any applicable foreign governmental agency that requires such registration, and Licensee shall pay all costs and legal fees in connection therewith, and such registration shall not be considered a violation of Section 5 hereof. In addition, Licensee shall be responsible for satisfying all foreign laws affecting this License Agreement and the sale of Products, Combined Products, or other materials associated therewith which Licensee sells outside of the United States.

5.      Intellectual Property Administration.
        ------------------------------------

5.1     Intellectual Property Prosecution and Maintenance.  Licensor shall have
        -------------------------------------------------
responsibility for and prepare all application filings, prosecution documents, provide all maintenance and Licensee shall pay all fees and expenses, including legal fees, relating to the Intellectual Property. Licensee shall provide Licensor with all information in its possession necessary or useful for the filing and prosecution of such Intellectual Property and shall cooperate fully with Licensor so that Licensor may establish and maintain such rights.
Attorneys chosen by Licensor shall handle all filings and prosecutions on behalf of Licensor. In the event Licensor declines to prepare necessary documents and fees to apply for, prosecute or maintain any of the Intellectual Property, Licensee shall have the right to pursue the same at Licensee's expense.
Licensor shall give sufficient and timely notice to Licensee of its decision not to prepare the necessary documents and fees to apply for, prosecute or maintain any Intellectual Property so as to permit Licensee to apply for, prosecute and maintain such Intellectual Property. In such event, Licensor shall provide Licensee with all information necessary or useful for the filing and prosecution of such Intellectual Property and shall cooperate fully with Licensee so that Licensee may establish and maintain such rights.

5.2     Power of Attorney.  In the event that either party is unable to provide
        -----------------
the necessary cooperation required to file, maintain, or prosecute the Intellectual Property pursuant to Section 5.1 hereof, each party hereby irrevocably designates and appoints the other party and its officers and agents as it's agent and attorney in fact, to act for and in it's behalf and stead to execute and file any such applications and documents, and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyright, or trademark registrations or transfers thereof with the same legal force and effect as if executed by the other party.

5.3     Intellectual Property Marking.  To the extent required by applicable
        -----------------------------
law, Licensee shall mark or require its sublicensees or other third parties to mark all Products or Combined Products or their containers in accordance with the applicable marking laws affecting the Intellectual Property.

5.4     Foreign Registration.  Licensee agrees to register this License
        --------------------
Agreement with any applicable foreign governmental agency that requires such registration, and Licensee shall pay all costs and legal fees in connection therewith, and such registration shall not be considered a violation of Section
5.1. In addition, Licensee shall be responsible for satisfying all foreign laws affecting its sale of Products or Combined Products outside of the United States.

6.     Infringement Actions.
       --------------------

6.1     Prosecution and Defense of Infringements. Each party shall promptly
        ----------------------------------------
provide written notice to the other of any suspected infringement of any claims in the Intellectual Property, or misuse, misappropriation, theft or breach of confidence of other proprietary rights in the Intellectual Property by a third party of which it is aware. Licensor shall have the right, but not the obligation, to prosecute any and all infringements of any Intellectual Property and to defend all charges of infringement arising as a result of the exercise of Licensor's rights by Licensee, its sublicensees, or other third parties. Licensor may enter into settlements, stipulated judgments or other arrangements respecting such infringement, at its own expense, but only with the prior written consent of Licensee, which consent shall not be unreasonably withheld. Licensee shall permit

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
any action to be brought in its name if required by law, and Licensor shall hold Licensee harmless from any costs, expenses or liability respecting all such infringements or charges of infringement. Licensee agrees to provide reasonable assistance that Licensor may require in any litigation arising in accordance with the provisions of this License Agreement. In the event Licensor fails to prosecute any such infringement within a period of ninety (90) days after receiving notice or otherwise having knowledge of such infringement, then Licensee shall have the right to prosecute such infringement on its own behalf.

6.2     Allocation of Recovery. Any damages or other recovery from an
        ----------------------
infringement action undertaken by either party pursuant to Section 6.1: (i) shall first be used to reimburse the parties for the costs and expenses incurred in such action, and shall thereafter be allocated between the parties as follows, (ii) shall be allocated pro rata to the parties in an amount equal to the damages and expenses actually incurred by each, (iii) then any remainder amount shall be remitted to the party undertaking the infringement action.

7.      Warranties, Indemnifications, and Limitations of Liability.
        ----------------------------------------------------------

7.1     Authority.  Each party warrants and represents to the other party that
        ---------
it has the requisite authority, ability, and capabilities to enter into this License Agreement and to perform all of its obligations thereunder.

7.2     Licensee Commercialization.  Licensee warrants and represents to
        --------------------------
Licensor that Licensee has sufficient capacity to manufacture the Combined Products and sell, offer for sale, market, advertise, distribute, and import the Products and Combined Products, and otherwise fulfill its obligations under this License Agreement with respect to the exploitation and commercialization of the Products and Combined Products.

7.3     Manufacturing Standard.  Each party represents and warrants that the
        ----------------------
products it manufactures shall be manufactured in a workmanlike manner, shall comply with then current industry standards and will be free from defects in workmanship.

7.4     Consents and No Pending Matters.  Each party hereby represent and
        -------------------------------
warrants that (i) it has the full right, power, and authority to enter into and be bound by all of the terms and conditions of this License Agreement, and to carry out all of it's obligations under this License Agreement, without the approval or consent of any other person or entity, (ii) the entering into of this License Agreement, and the carrying out of that party's obligations under this License Agreement is not prohibited, restricted or otherwise limited by any contract, agreement or understanding entered into by that party, or by which that party is bound, with any other person or any governmental authority or entity, (iii) there is no contract, agreement, understand or judgment entered into by a party, or by which that party is bound, which if enforced, terminated, or modified, would be in derogation of, contrary to, or adversely affect any of the rights acquired or to be acquired hereunder by either party, and (iv) there is no action, suit, proceeding, or investigation pending or currently threatened against either party which,

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
if adversely determined, would restrict or limit that party's right to enter into and be bound by this License Agreement.

7.5    Insurance and Indemnifications.
       ------------------------------

     (a) Each of the parties shall be responsible for its own errors and omissions and shall indemnify, defend, and hold harmless the other party and the other party's shareholders, directors, officers, employees, agents, affiliates, successors, sublicensees, and assigns (collectively, the "Indemnitees"), against and from all claims and losses incurred, suffered by, or imposed upon the Indemnitees and arising out of the indemnifying party's own activities, acts or omissions, except to the extent due to the negligent acts or omissions, willful misconduct, recklessness of, or violation of applicable laws by, the Indemnitees. In furtherance thereof, each party shall defend, indemnify, and hold harmless the other and its shareholders, directors, officers, employees, agents, affiliates, successors, and assigns (collectively, the "Indemnitees"), against and from all claims and losses incurred, suffered by, or imposed upon the Indemnitees to the extent arising out of any breach of any of the other party's covenants, representations and warranties under this Agreement.

     (b) Licensee shall obtain and maintain a product liability insurance policy with coverage in an amount equal to Five Million Dollars ($5,000,000) naming Licensor as an additional insured.

     (c) Licensee agrees to defend, indemnify, and hold Licensor harmless against any loss, liability, damage, cost, or expense (including reasonable legal costs and fees) arising out of any claims or suits, whatever their nature and however arising, which may be brought or made against Licensor by reason of or arising from (i) any breach of any term, condition, obligation, representation, or warranty of this Agreement by Licensee; or (ii) any allegation of product liability or personal injury arising from or relating to the Combined Products or other products or materials of Licensee that differ from the Products in the form and manner provided by Licensor to Licensee or arising from the development, testing, manufacture, use, sale, offer for sale, importation, exportation, storage, handling, transportation, distribution or any other disposition of any Product or Combined Product and other materials related thereto conducted by Licensee. In no event may Licensee enter into any third party settlement agreements which would in any manner whatsoever affect the right of, or bind, Licensor in any manner to said third party, without the prior written consent of Licensor.

7.6     Limited Warranty.  Licensor hereby represents and warrants that it has
        ----------------
full right and power to enter into this License Agreement. LICENSOR MAKES NO OTHER WARRANTIES OTHER THAT THOSE EXPRESSLY PROVIDED FOR HEREIN. LICENSOR MAKES NO EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AS TO LICENSOR'S INTELLECTUAL PROPERTY RIGHTS OR ANY PRODUCT. LICENSOR MAKES NO WARRANTY OR REPRESENTATION AS TO THE VALIDITY OR SCOPE OF LICENSOR'S INTELLECTUAL PROPERTY RIGHTS, RELATED TECHNOLOGY,

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
OR THAT ANY PRODUCT WILL BE FREE FROM AN INFRINGEMENT ON PATENTS OR OTHER INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

7.7     Merchantability.  TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW,
        ---------------
LICENSOR DISCLAIMS ALL OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF TITLE, NONINFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE PRODUCTS.

7.8     Limits on Liability.  Licensor's liability for damages of any kind is
        -------------------
limited to any amounts paid to Licensor by Licensee under the Distribution Agreement during the year in which the damages occur.

IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR INCIDENTAL, SPECIAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES, INCLUDING, BUT NOT LIMITED TO LOST REVENUE OR PROFITS, IN CONNECTION WITH THIS AGREEMENT OR ITS BREACH, OR ARISING FROM THE RELATIONSHIP OF THE PARTIES OR THE CONDUCT OF BUSINESS BETWEEN THEM, EVEN IF EITHER PARTY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

8.      Confidentiality.
        ---------------

8.1     Treatment of Confidential Information.  The parties agree that during
        -------------------------------------
the Term and so long as the Confidential Information under this License Agreement remains confidential after this License Agreement terminates, a party receiving Confidential Information of the other party will (i) maintain in confidence such Confidential Information to the same extent such party maintains its own proprietary industrial information, and in any event not less than reasonable care, (ii) not disclose such Confidential Information to any third party without prior written consent of the other party, and (iii) not use such Confidential Information for any purpose except those permitted by this License Agreement. For the purposes of this License Agreement, Confidential Information is deemed to include (but not be limited to) all unpatented Licensor Inventions, or Licensee technology that have been disclosed to Licensor or Licensee. Notwithstanding the foregoing, it shall not be a violation of this Section 8.1 for a receiving party to disclose Confidential Information that is required to be disclosed by order of the US Food and Drug Administration or similar authority or a court of competent jurisdiction, which order is final and cannot be appealed; provided that the parties will coordinate their best efforts to obtain confidential treatment of such information by the agency or court and provided that the parties will coordinate their best efforts to obtain confidential treatment of such information by the agency or court, and that the receiving party gives prior written notice to the disclosing party of the proposed disclosure and cooperates fully with the disclosing party to minimize the scope of any such required disclosure, to the extent possible and in accordance with applicable law.

8.2     Publicity.  Except as otherwise provided herein or required by law, no
        ---------
party shall


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
originate any publication, news release or other public announcement, written or oral, whether in the public press, stockholders' reports, or otherwise, relating to this License Agreement or to any sublicense hereunder, or to the performance hereunder or any such agreements, without the prior written approval of the other party, which approval shall not be unreasonably withheld.

9.      Termination.
        -----------

9.1     Termination Upon Default.  The failure of a party to perform any
        ------------------------
material obligation required of it to be performed hereunder, and the failure to cure such failure within sixty (60) days after receipt of notice from the other party specifying in reasonable detail the nature of such material breach shall constitute an event of default hereunder. Upon the occurrence of such material default, the non-defaulting party may deliver to the defaulting party written notice of intent to terminate, such termination to be effective upon the date set forth in such notice, subject to the provisions of Section 10.10 hereof.
The termination rights hereunder shall be in addition to and not in substitution for any other remedies that may be available to the non-defaulting party. Termination pursuant to this Section 9.1 shall not relieve the defaulting party from liability and damages to the other party for breach of this License Agreement. Waiver by either party of a single default or a succession of defaults shall not deprive such party of any right to terminate this License Agreement arising by reason of any subsequent default.

9.2     Termination Upon Bankruptcy or Insolvency.  This License Agreement may
        -----------------------------------------
be terminated by Licensor giving written notice of termination to Licensee upon the filing of bankruptcy or bankruptcy of Licensee or the appointment of a receiver of any of Licensee's assets, or the making by Licensee of any assignment for the benefit of creditors, or the institution of any proceedings against Licensee under any bankruptcy law, provided that Licensee has not obtained a dismissal of such action or any related proceedings within sixty (60) days of the commencement thereof.

9.3     Rights Upon Expiration.  Neither party shall have any further rights or
        ----------------------
obligations upon the expiration of this License Agreement upon its regularly scheduled expiration date with respect to this License Agreement, other than set forth otherwise herein.

9.4     Rights Upon Termination.  Upon termination, Licensee shall have no
        -----------------------
further right to develop, manufacture, distribute, market, or otherwise commercialize or exploit any Product or Combined Product, or to otherwise use any of the Patent Rights, Trademarks, or Inventions not otherwise includable therein. Upon termination, Licensee shall promptly return all Confidential Information, materials, samples, documents, information, and other materials that embody or disclose the Trademarks, Patent Rights, or Inventions not otherwise includable therein. Any termination shall not relieve either party from any obligations accrued to the date of such termination.

9.5     Effect of Expiration or Termination.  The following provisions shall
        -----------------------------------
survive the expiration or termination of this License Agreement: Sections 4.4, 5, 6, 7, 8, and 10.

10.      General Provisions.
         ------------------

10.1     Contractual Conflict.  In the event a conflict exists between the terms
         --------------------
of the Distribution Agreement and the terms of this License Agreement, the terms of the Distribution Agreement shall control, except when the conflict is directly related to the use and restrictions on use with respect to the Intellectual Property, in that event, the terms of this License Agreement shall govern.

10.2     Governmental Approval.  Licensee shall obtain all necessary
         ---------------------
governmental approvals for the manufacture, use, sale, offer for sale, distribution, import, marketing, advertising and other exploitation of the Products and Combined Products.

10.3     Independent Contractors.  The relationship between the parties is that
         -----------------------
of independent contractors. Licensor and Licensee are not joint venturers, partners, principal and agent, master and servant, employer or employee, and have no other relationship other than independent contracting parties. Licensor and Licensee shall have no power to bind or obligate each other in any manner, other than as is expressly set forth in this License Agreement.

10.4     Arbitration.  All disputes, controversies, and claims arising out of or
         -----------
related to this License Agreement (except disputes, controversies, and claims relating to or affecting Licensor's ownership or the validity of any Intellectual Property or any registration thereof) shall be settled and determined by arbitration in Sacramento, California, U.S.A. before a single arbitrator in accordance with and pursuant to the then existing International Arbitration Rules of the American Arbitration Association incorporating the rules of discovery of the State of California. The arbitrator may award reasonable attorney's fees and expenses to the prevailing party of any arbitration. The parties specifically waive all rights to any claims for punitive damages against each other.

10.5     Entire Agreement; Modification.  Any rights and obligations arising
         ------------------------------
under this License Agreement may not be assigned by Licensee without the prior written consent of Licensor. This License Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and supercedes all prior or contemporaneous agreements or understandings as between the parties relating to their subject matter. There shall be no amendments or modifications to this License Agreement, except by a written document, which is signed by both parties.

10.6     Headings.  The headings for each article and section in this License
         --------
Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular article or section.

10.7     Severability.  Should any one or more of the provisions of this License
         ------------
Agreement be held invalid or unenforceable by a court of competent jurisdiction, it shall be considered severed from this License Agreement and shall not serve to invalidate the remaining provisions thereof.

10.8     No Waiver.  Any delay in enforcing a party's rights under this License
         ---------
Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such party's rights to the future enforcement of its rights under this License Agreement, excepting only as to an express written and signed waiver signed by the party against whom such waiver is being enforced as to a particular matter for a particular period of time.

10.9     Name.  Whenever there has been an assignment or a sublicense by
         ----
Licensee as permitted by this License Agreement, the reference to "Licensee" as used in this License Agreement shall also include and refer to, if appropriate, such assignee or sublicensee.

10.10    Notices.  Any notices required by this License Agreement shall be in
         -------
writing, shall specifically refer to this License Agreement and shall be sent by registered or certified airmail, postage prepaid, or by telefax, telex or cable, charges prepaid, or by overnight courier, postage prepaid and shall be forwarded to the respective addresses set forth below unless subsequently changed by written notice to the other party:

For Licensor:

The RiceX Company
1241 Hawk's Flight Court
El Dorado Hills, California 95762
Attn: Chief Executive Officer
Phone No. 916 933-3000
Fax No. 916 933-3232

and a copy to:

Crosby, Heafey, Roach & May
1901 Avenue of the Stars, Suite 700
Los Angeles, California 90067
Attention: Richard W. Lasater II, Esq.
Phone No. 310 734-5200
Fax No.: 310 734-5299


For Licensee:

NutraStar Technologies Incorporated
1261 Hawk's Flight Court
El Dorado Hills, California 95762
Attn: Chief Executive Officer

Phone No. 916 933-7000
Fax No. 916 933-7001


Notice shall be deemed delivered upon the earlier of (i) when received, (ii) three (3) days after deposit into the mail, or (iii) the date notice is sent via telefax, telex or cable, (iv) the day immediately following delivery to overnight courier (except Sunday and holidays).

10.11     Compliance with U.S. Laws.  Nothing contained in this License
          -------------------------
Agreement shall require or permit Licensor or Licensee to do any act inconsistent with the requirements of any United States law, regulation or executive order as the same may be in effect from time to time.

10.12     Force Majeure.  Neither party shall be held responsible for any delay
          -------------
or failure in performance hereunder caused by strikes, embargoes, unexpected government requirements, civil or military authorities, acts of God, earthquake, or by the public enemy or other causes reasonably beyond such party's control and without such party's fault or negligence. In the event that a force majeure event as described in this Section 10.12 subsists and remains unresolved for more than ninety (90) days from the date such event arose, the party not affected or delayed by the event shall have the right to terminate this License Agreement upon thirty (30) days written notice to the affected party.

10.13     Governing Law.  This License Agreement shall be construed and enforced
          -------------
in accordance with the laws of the State of California without regard to the conflicts of laws principles thereof.


IN WITNESS WHEREOF, the parties have executed this License Agreement by their duly authorized representatives as of the date set forth above.


LICENSOR:                            LICENSEE:

THE RICEX COMPANY                    NUTRASTAR TECHNOLOGIES INCORPORATED
INCORPORATED



By: /s/                              By:  /s/ Patricia McPeak
    ----------------------------          -----------------------------

Title:  CFO                          Title:
      --------------------------            ---------------------------

Date:  2/7/02                        Date:
      --------------------------            ---------------------------

                                    SCHEDULE A

Patents:

     Patent No. 6,126,943 "A Method for Treating Hypercholesterolmia, Hyperlipidemia, and Atherosclerosis," published October 3, 2000

     Patent No. 6,303,586 "A Method for Treating Diabetes, Hyperglycemia, and Hypoglycemia," published October 16, 2001

     Serial No. 09/624,474 "A Method for Treating Diabetes, Hyperglycemia, and Hypoglycemia," allowed on October 2, 2001